Exhibit 99.1
MedAvail Announces 1-for-50 Reverse Stock Split

PHOENIX, Ariz., July 31, 2023 /GlobeNewswire/ – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail” or the “Company”), an innovative pharmacy technology company, announced that it will conduct a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-50. The reverse stock split will become effective at 5:00 p.m. Eastern time, on July 31, 2023. The Company’s common stock will begin trading on a post-split basis at the market open on August 1, 2023, under the Company’s existing trading symbol “MDVL”. The CUSIP number for the common stock following the reverse stock split will be 58406B 202. The reverse stock split is part of the Company’s plan to regain compliance with the Minimum Bid Price Requirement of $1.00 per share for continued listing on The Nasdaq Capital Market.

The reverse stock split was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 14, 2023, which approval authorized the Company to effect the reverse stock split at the discretion of the Company’s Board of Directors within certain parameters approved by stockholders. The Company’s Board subsequently approved the final reverse split ratio of 50 to 1.

The reverse stock split reduces the number of shares of the Company’s outstanding common stock from approximately 81 million shares to approximately 1.6 million shares, subject to adjustment due to the treatment of fractional shares. Proportionate adjustments will be made to the number of shares underlying, and the exercise prices of, the Company’s outstanding warrants, stock options, restricted stock units and other equity awards, and to the number of shares of common stock issuable under the Company’s equity incentive plans. There will be no change to the number of authorized shares of common stock or to the par value per share.

Information for MDVL Stockholders

As a result of the reverse stock split, every fifty pre-split shares of common stock outstanding will become one share of common stock. The Company’s transfer agent, Equiniti Trust Company, LLC, will serve as the exchange agent for the reverse stock split.

Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. Stockholders holding shares of the Company’s common stock in certificate form will receive a transmittal letter from Equiniti with instructions as soon as practicable after the effective date.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive their pro rata portion of the net proceeds obtained from the aggregation and sale by

Exhibit 99.1
the exchange agent of the fractional shares resulting from the reverse stock split (reduced by any customary brokerage fees, commissions and other expenses).

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a pharmacy technology company, providing turnkey, in-clinic pharmacy services through its proprietary robotic dispensing technology, the MedAvail MedCenter®. The MedCenter is currently in use in both the primary care and urgent care settings, as well as Federally Qualified Health Centers (FQHCs). MedAvail promotes patient drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the timing of the effectiveness of the reverse stock split and the Company’s continued listing on Nasdaq. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those risks discussed under the heading “Risk Factors” in MedAvail’s recent Annual Report on Form 10-K and MedAvail’s Quarterly Reports on Form 10-Q, and other filings MedAvail makes with the Securities and Exchange Commission in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
ir@medavail.com

SOURCE MedAvail Holdings, Inc.
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